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                                                                EXHIBIT-99.A




                                COTTER & COMPANY
                           8600 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 1, 1997

TO THE STOCKHOLDERS OF COTTER & COMPANY:

     The Annual Meeting of Stockholders of Cotter & Company, a Delaware Corporation, will be held at the Rosemont Convention Center, 9301 West Bryn Mawr Avenue, Rosemont, Illinois, Tuesday, April 1, 1997, at the hour of 10:00 in the morning, local time, for the following purposes:

     1. To approve the Agreement and Plan of Merger, and related transactions, including amendment of the Amended and Restated Certificate of Incorporation; and

     2. To consider and act upon such further business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS PRESENTED.

     Only holders of record of the Common Stock of the Company at the close of business on February 10, 1997, will be entitled to notice of and to vote at said meeting. The Proxy solicited by the Board will be voted in favor of (FOR) all proposals unless a contrary decision is made by the Stockholders, and on all other matters to come before the meeting, or any adjournments thereof, in the discretion of the Proxies therein.

     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON ARE ASKED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED, STAMPED ENVELOPE, ADDRESSED TO COTTER & COMPANY, C/O HARRIS TRUST AND SAVINGS, P.O. BOX 2702, CHICAGO, ILLINOIS 60690-9402.

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO SIGN, DATE AND RETURN YOUR PROXY WITHOUT DELAY, TO INSURE ITS ARRIVAL IN TIME FOR THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING.

                                          By Order of the Board of Directors

                                          Daniel T. Burns Signature
                                          Daniel T. Burns
                                          Secretary

Chicago, Illinois
Date of Mailing: February 14, 1997
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                                                                 EXHIBIT-99.A

PROXY                                                                     PROXY

                               COTTER & COMPANY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Samuel D. Costa, Jr., Leonard C. Farr, Dennis
A. Swanson, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Class A Common Stock and, solely with respect to the proposal below to increase the maximum number of authorized shares of Class B Common Stock, all shares of Class B Common Stock, of Cotter & Company held of record by the undersigned on February 10, 1997, at the Rosemont Convention Center, 9301 West Bryn Mawr Avenue, Rosemont, Illinois on Tuesday, April 1, 1997, at 10:00 a.m., local time, and at any adjournments thereof.

A COPY OF THE COMPANY'S 10-K ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 30, 1995 ACCOMPANIES THIS PROXY.

        PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY BALLOT PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                               COTTER & COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/


[                                                                             ]

The Board recommends a vote FOR all of the following proposals.
To be Voted Upon by Class A Common Stock and, to the extent indicated, by Cotter Class B Common Stock,

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                                                                                                           FOR   AGAINST  ABSTAIN
1.  With respect to the undersigned's Class A Common Stock, on the Proposal to approve the Agreement       / /     / /      / /
    and Plan of Merger dated as of December 9, 1996 providing for the merger of ServiStar Coast to Coast
    Corporation with and into Cotter & Company, thereafter known as TruServ Corporation, including (i)
    additional capital requirements, (ii) a new form of Retail Member Agreement, (iii) revised By-Laws and (iv) restatement of the Certificate of Incorporation, including, without limitation, (a)
    authorizing an increase in the maximum outstanding Class A Common Stock to 750,000 shares, and also with respect to the undersigned's Class B Common Stock, authorizing an increase in the maximum outstanding Class B Common Stock to 4,000,000 shares, respectively, (b) elimination of cumulative voting,
    (c) elimination of required uniform ownership of Class A Common Stock, and (d) changing the corporate name.
    Upon approval of the proposed new form of Retail Member Agreement, all prior Cotter & Company Retail Member
    Agreements shall be automatically superseded by such new form of Retail Member Agreement.


                                                                                                         FOR   AGAINST  ABSTAIN
2.  In their discretion, the Proxies are authorized to vote upon such other business  as may properly    / /     / /      / /
    come before the meeting, or any adjournment thereof.


                                                                                 This Proxy when properly executed will be voted
                                                                                 in the manner directed herein by the undersigned
                                                                                 stockholder.  If no direction is made, this Proxy
                                                                                 will be voted FOR Proposals 1 and 2.

                          _________________________________________________________________________________________________, 1997
                                             Signature(s)                                                     Date
                          PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR COMMON STOCK CERTIFICATE.  IF A CORPORATION, PLEASE SIGN
                          IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN
                          PARTNERSHIP NAME BY AUTHORIZED PERSON.

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